UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2009

IDT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-16371	22-3415036
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 438-1000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders.

On February 24, 2009, IDT Corporation (the “Registrant”) filed its Second Restated Certificate of Incorporation (the “Restated Certificate”) with the Delaware Secretary of State.  The Restated Certificate effected a 1-for-3 reverse stock split (the “Reverse Stock Split”) of each share of the Registrant’s Common, Class B Common and Class A Common Stock  (the “Capital Stock”).  The Reverse Stock Split will become effective with the New York Stock Exchange at the opening of trading on February 25, 2009.

In connection with the Reverse Stock Split, the CUSIP number of the Registrant’s Common Stock (NYSE: IDT.C) has been changed to 448947 408 and the CUSIP of the Registrant’s Class B Common Stock (NYSE:  IDT) has been changed to 448947 507.

On December 17, 2008, the Registrant’s Board of Directors approved, authorized and recommended to the Registrant’s stockholders to file the Restated Certificate to effect the Reverse Stock Split and, on January 20, 2009, the record holders of approximately 71% of the aggregate voting power of the Capital Stock delivered to the Registrant a written consent in lieu of a special meeting of stockholders approving the adoption of Restated Certificate.

The foregoing description of the Restated Certificate and the Reverse Stock Split set forth above does not purport to be complete and is qualified in its entirety by reference to the Registrant’s Information Statement on Schedule 14C that the Registrant filed with the U.S. Securities and Exchange Commission on January 30, 2009 and mailed to the Registrant’s stockholders on February 2, 2009.

The Restated Certificate is attached hereto as Exhibit 3.01 as is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure set forth in Item 3.03 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Document
3.01	Second Restated Certificate of Incorporation of the Registrant.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDT CORPORATION

By:	/s/ James A. Courter
Name:	James A. Courter
Title:	Chief Executive Officer

Dated: February 25, 2009

3

EXHIBIT INDEX

Exhibit Number	Document
3.01	Second Restated Certificate of Incorporation of the Registrant.

4